EXHIBIT 26


                 [LETTERHEAD OF GENERAL PUBLIC UTILITIES CORPORATION]





                                     ______, 199_




          Dear Prospective Purchaser:

                    General Public Utilities Corporation ("Company") is requesting proposals for the purchase of $___________ aggregate principal amount of Debentures, ____ Series due ______
          ("Debentures"). Proposals will not be accepted for less than all of the Debentures.

                    All proposals for the Debentures must be made on the Form of Proposal and in accordance with the Statement of Terms and Conditions Relating to Proposals for the Purchase of Debentures ("Terms and Conditions"), copies of which are enclosed, together with a copy of the related Purchase Agreement.

                    All proposals must be submitted to the Company in accordance with such procedures and on such day and time as shall be designated by the Company by telephonic and written notice. Such notice shall be first communicated by the Company not less than 72 hours prior to the designated time.

                    A Registration Statement on Form S-3 relating to these securities has been declared effective by the Securities and Exchange Commission ("SEC").

                    The specific terms of the Debentures with respect to maturity, sinking fund, redemption prices, etc. are included in Appendix A to this letter. In accordance with the Terms and Conditions, please include the annual interest rate (which rate shall be a multiple of 1/8 of 1%) and the price to be paid to the Company, which shall be not less than ____% nor more than ____% of the principal amount of the Debentures. Representatives of the Company will notify you as to whether your proposal has been accepted or rejected by the Company. Such notice shall be given not later than three hours after the time designated for receipt by the Company of written confirmation of telephonic proposals on the date designated for the submission of proposals, in accordance with the Terms and Conditions.

                    Enclosed is a copy of the Company's Registration
          Statement on Form S-3 relating to the Debentures, together with the order of the SEC in connection therewith, and the Company's





          Annual Report on Form 10-K for 199_ [, Quarterly Report(s) on Form 10-Q for the quarter(s) ended ______________ and Current Report(s) on Form 8-K dated ____________], as filed with the SEC. Also enclosed are copies of the Company's Declaration on Form U-1, as amended, filed by the Company under the Public Utility Holding Company Act of 1935, together with the related order of the SEC. Winthrop, Stimson, Putnam & Roberts, who are acting as counsel for the prospective purchasers of the Debentures, are sending you copies of the Preliminary Blue Sky Survey and, if requested in accordance with Section 1(e)(1) of the Terms and Conditions, a Legal Investment Survey. Should you wish to discuss the legal aspects of the offering, or the fees and disbursements of such counsel, please contact Stephen K. Waite, Esq. of that firm at (212) 858-1000.

                    Representatives of the Company will be available by telephone conference call at ________ on ___________, 199_ to answer any questions you may have.

                                   Sincerely,

                                   GENERAL PUBLIC UTILITIES CORPORATION




                                   By:  T. G. Howson
                                   Title:  Vice President and Treasurer

































                                      Appendix A


          Aggregate Principal Amount:

          Maturity:

          Interest Payment Dates:









          Redemption Provisions:























          Sinking Fund Provisions:























                         GENERAL PUBLIC UTILITIES CORPORATION

                                     Statement of

                      Terms and Conditions Relating to Proposals

                                 for the Purchase of

                                      Debentures


                    General Public Utilities Corporation ("Company") expects to issue from time to time in one or more series up to $300,000,000 aggregate principal amount of its Debentures. The Company will invite proposals, in accordance with the notice provisions and the other terms and conditions hereof, for the purchase of all or a portion of such Debentures. The Debentures to be issued in response to proposals therefor is referred to herein as the "Debentures". Proposals for the purchase of the Debentures may be transmitted to the Company only in accordance with the terms and conditions hereof. Any communication received by the Company relating to the purchase of the Debentures other than as contemplated herein shall be treated as market information and not as a proposal.

                    1.   Information Concerning the Company and the
                    Debentures.

                    Prospective purchasers may examine at the office of General Public Utilities Corporation, 100 Interpace Parkway, Parsippany, New Jersey 07054, at any time during business hours, copies of the following:

                         (a)  the Registration Statement (including
                    exhibits, the prospectus contained therein
                    ("Prospectus"), and the documents incorporated therein by reference), and any amendments or supplements thereto, relating to the Debentures, filed with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended ("Registration Statement");

                         (b)  the Declaration on Form U-1 and all
                    amendments thereto (including exhibits and the documents incorporated therein by reference) of the Company, filed with the SEC under the Public Utility Holding Company Act of 1935, as amended ("1935 Act"), and the related order of the SEC;

                         (c) the Indenture, dated as of _____________, 1996, and all indentures supplemental thereto and, when available and if applicable, the form of Supplemental




                    Indenture thereto to be dated as of the first day of the month in which the Debentures are issued ("Indenture" and "Supplemental Indenture", respectively) to United States Trust Company of New York, as Trustee ("Trustee"), under which the Debentures are to be issued , or the applicable resolution of the Board of Directors of the Company ("Resolution") or Officer's Certificate ("Officer's Certificate"), authorizing the Debentures as provided by the Indenture.

                         (d) the Form of Proposal ("Proposal") to be used by prospective purchasers in offering to purchase the Debentures, which includes the form of Purchase Agreement for the purchase of the Debentures ("Purchase Agreement");

                         (e) (1) if requested by a single prospective purchaser or a Representative, as defined below, a survey by Winthrop, Stimson, Putnam & Roberts, who are the counsel referred to in Section 8 hereof, with respect to the legality of the Debentures as investments for savings banks, life and certain other insurance companies and fiduciaries in certain jurisdictions, and (2) a Preliminary Blue Sky survey by that firm with respect to the qualification of the Debentures for sale under the securities laws of various jurisdictions; and

                         (f) one or more statements, when available, with respect to proposals for the Debentures and the terms of the Debentures, which shall specify (1) the date and time for the submission of proposals for the Debentures; (2) the principal amount of the Debentures;
                    (3) the series designation of the Debentures, (4) the minimum and maximum percentages of principal amounts which may be specified in the Proposal as the purchase price for the Debentures, (5) the term of the Debentures, which shall not be less than one year nor more than 40 years, (6) the terms and conditions upon which the Debentures may be redeemed, either at the option of the Company, pursuant to any sinking fund for the Debentures or otherwise, and (7) such other provisions as may be necessary or desirable to establish the terms and conditions of the Debentures and the terms of proposals therefor.

                    Copies of items (d) and (e) and copies of the Registration Statement (excluding exhibits) will be supplied in reasonable quantities to prospective purchasers on request. The Company will make copies of the form of Indenture and of the statement(s) referred to in item (f) above available to prospective purchasers as soon as practicable, but in no event less than 24 hours prior to the time for the submission of proposals.






                    The Company reserves the right to amend the Registration Statement and Prospectus and the aforesaid Declaration on Form U-1 and to make changes in the form of the Indenture or Supplemental Indenture, and in the form of any other documents relating to the issuance and sale of the Debentures including any applicable Resolution or Officer's Certificate, at any time and from time to time with the approval of Winthrop, Stimson, Putnam & Roberts, or as may be provided in the Purchase Agreement after such agreement has become effective. The Company will give telephonic notice, confirmed in writing, of the date and time for the receipt of proposals and of any such amendments and changes to its request for proposals, which in its opinion are material, made prior to the submission of proposals, to any person who will be submitting a proposal and who notifies the Company at 100 Interpace Parkway, Parsippany, New Jersey 07054,
          Attn: T. G. Howson, Vice President and Treasurer, that it desires such notice and furnishes the name, address and telephone number of the person to whom such notice shall be given. The notice of any such amendment or change need not include the text thereof, but the text thereof may be examined at said office. [The Debentures will be issuable in book-entry-only form.]

                    2.   Form and Content of Proposals.

                    Each proposal must be for the purchase of the entire amount of Debentures for which proposals are being received, and shall specify (i) the interest rate (which shall be a multiple of 1/8th of 1%) on the Debentures and (ii) the price to be paid to the Company for the Debentures, which price shall be stated as a percent of the principal amount of the Debentures and shall be not less than nor more than the minimum and maximum percentages of the principal amount thereof specified in the statement referred to in Section 1(f) hereof, plus accrued interest from the first day of the month in which the Debentures are issued, to the date of delivery of and payment for the Debentures.

                    Proposals may be made by a single prospective purchaser or by a group of prospective purchasers. No prospective purchaser who makes a separate single proposal may participate in a group proposal, and no prospective purchaser who participates in one group proposal may participate in another group proposal.

                    In the case of a proposal by a group of prospective purchasers, the several members of the group shall act through a duly authorized representative or representatives (herein referred to as the "Representative"), who shall be named as Representative in such group proposal and who may be included in the group. If a proposal of a group of prospective purchasers is accepted, the obligations of the members of the group shall be several and not joint, including the obligation to purchase the principal amount of Debentures set forth opposite the respective names of such members in Schedule A to such group proposal.

                    If a proposal is submitted by a Representative on behalf of a group of prospective purchasers, and the principal






          amount of Debentures to be purchased by any member of the group is incorrectly stated in Schedule A to such proposal, the Representative may correct any such error or errors forthwith upon discovery thereof. If no such correction is made or, if after all such corrections are made, the total amount set forth in said Schedule A is more or less than the entire principal amount of Debentures for which proposals are being received, then the total principal amount of Debentures offered to be purchased by the Representative shall be deemed to be increased or decreased, as the case may be, to the extent of the discrepancy.

                    All proposals must be signed by a single prospective purchaser or, in the case of a proposal by a group of prospective purchasers, by their Representative on behalf of the group, and must be submitted in duplicate.

                    3. Certain Representations by the Prospective Purchasers to be Furnished to the Company.

                    By submitting a proposal for the Debentures, each prospective purchaser shall be deemed to represent to the Company, as of the date of the proposal for the Debentures, that, except as stated to the Company in writing prior to the time for receipt of proposals for the Debentures:

                         (a) neither such prospective purchaser nor any of its directors, officers or partners have a material relationship with the Company;

                         (b) such prospective purchaser and its directors and officers or partners, as a group, do not own beneficially 10% or more of any class of capital stock of the Company;

                         (c) neither such prospective purchaser nor any of its directors, executive officers or partners directly or indirectly controls or is directly or indirectly controlled by or is under direct or indirect common control of the Trustee;

                         (d) such prospective purchaser and its directors, executive officers or partners, as a group, do not own beneficially more than 10% of the voting securities of the Trustee;

                         (e)  neither the Trustee nor any director,
                    executive officer or partner thereof is a "director, officer, partner, employee, appointee or representative" of such prospective purchaser, as those terms are defined in or pursuant to the Trust Indenture Act of 1939, as amended ("1939 Act");

                         (f)  other than any matters disclosed to the
                    Company pursuant to paragraphs (c), (d) and (e) above, there is no relationship between such prospective






                    purchaser or any director, executive officer or partner thereof and the Trustee that would disqualify the Trustee under the 1939 Act from acting as trustee with respect to any of the Company's debt securities;

                         (g) such prospective purchaser is not a "holding company", a "subsidiary company" of a "holding company", or an "affiliate" or "associate company" of a "holding company" or of a "public utility company", each as defined in the 1935 Act;

                         (h) such prospective purchaser has not prepared any report or memorandum for external use in connection with the proposed offering; and

                         (i) such prospective purchaser's commitment to purchase the Debentures will not result in a violation of the financial responsibility requirements of Rule 15c3-1 under the Securities Exchange Act of 1934, and is not prohibited or restricted by any action of the SEC or of any national securities exchange applicable to such prospective purchaser.

                    4.   Submission of Proposals.

                    As set forth below and in a statement to be furnished to prospective purchasers pursuant to Section 1(f) hereof, the Company will receive proposals by telephone, confirmed in writing (including facsimile). The "time for the submission of proposals" as used herein shall mean the earliest time designated in a statement to be furnished to prospective purchasers pursuant to Section 1(f) hereof for submission of telephonic proposals to the Company.

                         (a)  Each telephonic proposal, confirmed in
          writing, for the Debentures must be received by the Company on the date and no later than the time designated by the Company in a statement furnished to prospective purchasers pursuant to
          Section 1(f) hereof. Such telephonic proposals must be directed to the person and telephone number specified therein by the Company for each prospective purchaser and must provide the Company with (i) the name of any single prospective purchaser or all members of a group of prospective purchasers and the Representative of such group, (ii) a telephone number at which such proposal may be immediately confirmed and the name of the individual who will provide confirmation, (iii) the interest rate to be borne by the Debentures and (iv) the price to be paid to the Company for the Debentures. Such telephonic proposals must be confirmed in writing by means of a duly executed proposal in writing on the Form of Proposal (with Schedule A thereto completed), or by other similar written instrument acceptable to the Company and providing the information required in this paragraph to be set forth, which must be delivered to the offices of Berlack, Israels & Liberman LLP, 120 West 45th Street, New York, New York 10036, Attention: Douglas E. Davidson, Esq., by






          5:00 p.m. on such date, and sent by facsimile transmission to the offices of the Company at the telephone number specified by the Company in a statement furnished to prospective purchasers pursuant to Section 1(f) hereof, as soon as possible but in no event more than one hour after the time specified as the deadline for receipt of telephonic proposals. Except as set forth in the fourth paragraph of Section 2 hereof, any failure by a prospective purchaser to confirm a telephonic proposal in a timely manner by a duly executed proposal in writing on the Form of Proposal or other similar written instrument acceptable to the Company, with all information properly specified therein, may result in such telephonic proposal being rejected as not in the proper form as specified by the Company.

                         (b)  The Company reserves the right, in its
          discretion from time to time, to postpone the times or date for telephonic submission and written confirmation of proposals, and will give telephonic notice, confirmed in writing, of any such postponement to any prospective purchaser who shall have furnished its name to the Company for such purpose pursuant to
          Section 1 hereof.

                         (c) The Company reserves the right to designate, not less than 24 hours prior to the time, or postponed time, specified for submission of proposals, a principal amount less than the principal amount originally specified for the Debentures in the Company's request for proposals for the purchase of the Debentures, in which event the principal amount so designated shall be deemed to be the principal amount of the Debentures.

                    5.   Acceptance or Rejection of Proposals.

                    Subject to the reservations set forth below, the decision of the Company with respect to the proposals submitted will be announced not later than three hours after the time designated for submission of proposals on the date designated for such submission as specified in each case by the Company in a statement furnished to prospective purchasers pursuant to Section 1(f) hereof, or at such later time or date as may be fixed by the Company as provided in Section 4(b) hereof. Within three hours of the receipt of proposals, the Company will (subject to the provisions and reservations stated below) accept the proposal which will provide the Company with the lowest "annual cost of money". Said "annual cost of money" in respect of each proposal shall be determined by the Company as twice the semi-annual rate necessary to discount the semi-annual debt service payments (interest or interest and principal, as due) to amounts which in the aggregate equal the purchase price for the Debentures, exclusive of accrued interest. The decision of the Company with respect to the lowest "annual cost of money" shall in all cases be final. Each proposal will be accepted or rejected in its entirety. All proposals shall be irrevocable until three hours after the time for submission of proposals, unless sooner rejected.







                    If two or more such proposals provide an identical lowest "annual cost of money" to the Company, then the Company (unless it shall reject all proposals) shall by oral or telephonic announcement give the makers of such identical proposals the opportunity (the duration of which shall be in the Company's discretion, but shall not extend beyond one hour after such announcement) to improve their proposals, such improved proposals to be made in a manner similar to that specified in a statement furnished to prospective purchasers pursuant to Section 1(f) hereof, adjusted to reflect the new proposal submission and confirmation times. The Company will accept, subject to the reservations stated below, the improved proposal which will provide the lowest "annual cost of money" to the Company. If no improved proposal is so made, or if on resubmission, two or more proposals providing an identical lowest "annual cost of money" to the Company are again received, the Company may, in its sole discretion and without liability to the maker of any other proposal, accept any one of the identical proposals providing the lowest "annual cost of money" to the Company.

                    Notwithstanding the foregoing provisions hereof, the Company reserves the right:

                         (a) to reject all proposals (at or after the submission and confirmation thereof irrespective of the terms stated therein), and

                         (b) to reject the proposal of any prospective purchaser or of any group of prospective purchasers (i) if such prospective purchaser or any member of such group of prospective purchasers is in such relationship with the Trustee as would disqualify the Trustee from acting as Trustee under the Indenture if the proposal of such prospective purchaser or group of prospective purchasers shall be accepted, (ii) if the Company, in the opinion of its counsel, may not lawfully sell the Debentures to such prospective purchaser or to any member of such group of prospective purchasers, and, in either such event, in the case of a group of prospective purchasers, if within one hour after the time for submission of proposals, the member or members of such group causing such disqualification or illegality have not withdrawn from the group and the remaining members, including substituted members, if any are permitted by the Company, have not agreed to purchase the Debentures which such withdrawing member or members have offered to purchase, (iii) if the Company is not satisfied with the financial responsibility of such prospective purchaser or any member of any such group of prospective purchasers, or (iv) if the acceptance of such proposal might, in the judgment of the Company, bring about the risk of a delay in the sale of the Debentures.

                    6.   Determination of Redemption Prices
                         of the Debentures.

                    As soon as practicable after the acceptance of a proposal, any applicable redemption prices of the Debentures will






          be determined by the Company in accordance with a statement furnished to prospective purchasers pursuant to the statement referred to in Section 1(f) hereof. Such determination by the Company shall be final.

                    7.   Purchase Agreement.

                    Upon the acceptance of a proposal for the Debentures, the Company will forthwith signify such acceptance by signing a duplicate or reproduction copy of the proposal of the successful purchaser, or, in the case of a proposal by a group of purchasers, of the Representative on its behalf. Upon such acceptance of a proposal, the Purchase Agreement shall become effective without any separate execution thereof, and thereafter all rights of the Company and of the successful purchaser, or group of purchasers, shall be determined solely in accordance with the terms of the proposal and such Purchase Agreement, subject, however, to such changes therein as may be appropriate if the successful purchaser or group of purchasers shall not contemplate a public offering of the Debentures. Forthwith upon such acceptance of any proposal, the successful purchaser or, in the case of a proposal by a group of purchasers, the Representative on its behalf, shall furnish to the Company in writing the information which is (i) required to supplement the Prospectus and for the filing thereof and (ii) required to be filed with the SEC under the 1935 Act.

                    8.   Opinion of Counsel for the Purchasers.

                    Winthrop, Stimson, Putnam & Roberts have been selected by the Company as counsel to give to the successful purchaser or purchasers an opinion with respect to the legal matters specified in Section 5(e) of the Purchase Agreement. Such counsel have participated from the standpoint of prospective purchasers of the Debentures in the preparation of the proposal papers and the documents under which the Debentures are to be issued and have reviewed or will review the corporate proceedings and the registration procedure with respect to the authorization and issuance of the Debentures. They have also prepared the survey referred to in Section 1(e)(2) hereof. Prospective purchasers may confer with Winthrop, Stimson, Putnam & Roberts with respect to any of the foregoing matters. The compensation and disbursements of such counsel are to be paid by the successful purchaser or purchasers, except as otherwise provided in the Purchase Agreement, and any prospective purchaser and any Representative of a group of prospective purchasers may obtain from such counsel, upon request, advice regarding the amount of such compensation and an estimate of the amount of such disbursements.

                    9.   Miscellaneous.

                    The Company reserves the right to waive any irregularity, which it deems to be immaterial, in complying with any of the foregoing terms and conditions.






                                   GENERAL PUBLIC UTILITIES CORPORATION



                                   By:  T. G. Howson
                                   Title:  Vice President and Treasurer


          __________, 199_






















































                            [To Be Submitted In Duplicate]

                                   P R O P O S A L
                                 for the purchase of

                    __________* principal amount of Debentures of

                           _____% Series*      due ______*

                         GENERAL PUBLIC UTILITIES CORPORATION

                                  __________________

                           Interest Rate:      % per annum

                          Price:  _____% of principal amount


          General Public Utilities Corporation
          100 Interpace Parkway
          Parsippany, New Jersey  07054

          Ladies and Gentlemen:

                    Referring to the Statement of Terms and Conditions Relating to Proposals for the Purchase of Debentures dated __________, 199_ ("Terms and Conditions") for the purchase in one or more series of up to $300,000,000 aggregate principal amount of Debentures of General Public Utilities Corporation ("Company"), the persons, firms and corporations named in Schedule A attached hereto ("Prospective Purchasers") submit herewith the following Proposal for the above series of Debentures of the Company ("Debentures"):

                    1. Each of the Prospective Purchasers, severally and not jointly, hereby offers to purchase from the Company, at the price (expressed as a percentage of the principal amount of the Debentures specified in the space provided therefor above) plus accrued interest from the first day of the month in which the Debentures are issued to the date of delivery of and payment for the Debentures, and upon the terms and conditions set forth in the Terms and Conditions, including the statements relating to the Debentures furnished to the Prospective Purchasers by the Company pursuant to Section 1(f) thereof, and in the form of Purchase Agreement attached hereto as Schedule B (the "Purchase



          ______________________

          * Insert the principal amount, the series designation and the year of maturity of the Debentures designated by the Company pursuant to Section 1 of the Terms and Conditions.





          Agreement"), the principal amount of Debentures set forth opposite the name of such Prospective Purchaser in said Schedule A (unless corrected or deemed to have been corrected as provided in Section 2 of the Terms and Conditions, in which case said principal amount shall be as so corrected or deemed to have been corrected). The interest rate for the Debentures shall be that specified in the space provided therefor above.

                    2. If this Proposal shall be accepted by the Company, the Purchase Agreement shall thereupon become effective as of the time of the acceptance of this Proposal without any separate execution thereof, with the blanks therein deemed to be appropriately filled in, in accordance with the terms of this Proposal, and with such modifications therein as may be necessary and as are contemplated by the Terms and Conditions.

                    3. This Proposal is independent of all other proposals which may be presented to the Company pursuant to the Terms and Conditions.

                    4. Each of the Prospective Purchasers acknowledges receipt of a copy of the Terms and Conditions and the Prospectus relating to the Debentures.

                    5. By making this Proposal each of the Prospective Purchasers confirms its representations to the Company as set forth in Section 3 of the Terms and Conditions.

                    The undersigned Representative represents and warrants that it has all necessary power and authority to submit proposals for each of the Prospective Purchasers in respect of the matters referred to in this Proposal and to act on behalf of each of the Prospective Purchasers in any purchase of the Debentures if this Proposal is accepted as contemplated by the Terms and Conditions.

                    Please indicate your acceptance of this Proposal by signing below or on a counterpart hereof, in which event each such counterpart shall be deemed to be an original but both of which, when taken together, shall constitute one and the same document.

                                        Very truly yours,



                                        Representative(s)


                                        By:
                                           Acting on behalf of the
                                           several Prospective
                                           Purchasers named in Schedule
                                           A attached hereto, including
                                           itself; or single prospective
                                           purchaser.








          Accepted ___________, 199_


          GENERAL PUBLIC UTILITIES CORPORATION

          By:

          Title:_______________________________



















































                                                          SCHEDULE A


                      Name of
               Prospective Purchaser                Principal Amount







































                                                        _________

               Total...................................














                                                                 SCHEDULE B

                         GENERAL PUBLIC UTILITIES CORPORATION

                                      DEBENTURES


                                  PURCHASE AGREEMENT




                    AGREEMENT made as of the date of acceptance of the proposal (which includes Schedule A thereto) to which this Agreement is attached as Schedule B ("Proposal"), between General Public Utilities Corporation, a Pennsylvania corporation ("Company"), and the several Purchasers (hereinafter defined) of the Company's Debentures of the designated series in the principal amount and with the interest rate and maturity specified in the Proposal ("Debentures").

                    SECTION 1.     Registration and Issue of Debentures.
          (a) The Company proposes to issue the Debentures under its Indenture dated as of __________, 1996, between the Company and United States Trust Company of New York, as Trustee ("Trustee"), as supplemented and amended and as to be further supplemented and amended by a supplemental indenture between the Company and the Trustee, a resolution of the Board of Directors of the Company or an officer's certificate, as the case may be, authorizing the Debentures (said Indenture, as so supplemented and amended and to be supplemented, being hereinafter referred to as the "Indenture"; such supplemental indenture, resolution or officer's certificate, each as executed and delivered, being hereinafter referred to as the "Supplemental Indenture", the "Resolution" or the "Officer's Certificate", respectively, which Debentures and Indenture are more fully described in the prospectus hereinafter referred to.

                    (b) The Company represents and warrants that it has duly filed with the Securities and Exchange Commission ("SEC") a registration statement on Form S-3 relating to $300,000,000 aggregate principal amount of the Company's Debentures and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended ("1933 Act"), and has filed such amendments thereto, if any, and such amended preliminary prospectus as may have been required to the date hereof. Such registration statement as so amended has been declared effective by the SEC. Copies of such registration statement have been delivered to the Representative hereinafter referred to, and copies of a prospectus supplement ("Prospectus Supplement") or prospectus filed pursuant to Rule 424(b) under the 1933 Act satisfactory to counsel for the Purchasers reflecting the terms of the Debentures will similarly be delivered. The Company will not file any amendment to said registration statement, any prospectus supplement or any documents with the SEC pursuant to Sections 13, 14 or 15 of the Securities Exchange Act of 1934, as amended ("1934 Act"), which





          modify said registration statement, unless such amendment, supplement or modification is reasonably satisfactory to counsel for the Purchasers. Such registration statement as so amended at the date of this Agreement, and the prospectus constituting a part thereof, as amended or supplemented to reflect the terms of the offering of the Debentures pursuant to a prospectus supplement or prospectus filed by the Company pursuant to Rule 424(b) under the 1933 Act (including, in each case, all documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act), are hereinafter called the "Registration Statement" and the "Prospectus", respectively, except that if the Company files any documents pursuant to Sections 13, 14 or 15 of the 1934 Act after the date of this Agreement and prior to the termination of the offering of the Debentures by the Purchasers, which documents are deemed to be incorporated by reference in the Prospectus, the term "Prospectus" shall refer to the Prospectus as supplemented by the documents so filed from and after the date said documents are mailed or otherwise delivered for filing to the SEC. The Company will advise Winthrop, Stimson, Putnam & Roberts, who are acting as counsel for the Purchasers, of the filing of any amendment or supplement to the Prospectus (including any documents incorporated by reference), prior to any such filing and will not file any such amendment or supplement to which counsel for the Purchasers shall reasonably object in writing.

                    SECTION 2. Purchase and Sale. Subject to the terms and conditions herein set forth, the Company agrees to sell to the several persons, firms or corporations named in the Proposal (herein referred to as "Purchasers" or singly as "Purchaser" and the Purchaser or Purchasers named as Representative(s) in the Proposal being herein referred to as "Representative"), severally and not jointly, and each of the Purchasers, upon the basis of the representations and warranties herein set forth, agrees to purchase from the Company, severally and not jointly, the principal amount of Debentures set forth opposite its name in the Proposal at the price set forth in the Proposal plus accrued interest thereon from the first day of the month in which the Debentures are issued, to the date of delivery of and payment for the Debentures.

                    SECTION 3. Public Offering. The Company is advised by the Representative that the Purchasers propose to make a bona fide public offering of the Debentures as soon as practicable. The Representative is contemporaneously advising the Company of such details of the offering, including the price to the public and the concessions, if any, to dealers, brokers and others, as are needed to complete the filing of any supplement to the Prospectus.

                    SECTION 4.     Delivery of and Payment for the
          Debentures.  (a)    Payment of the purchase price for the
          Debentures, including accrued interest at the rate specified in the Proposal from the first day of the month in which the Debentures are issued to the Closing Date (as hereinafter






          defined), shall be made by or on behalf of the several Purchasers by a certified, bank cashier's or official bank check or checks payable in Federal funds to the order of the Company, at the offices of Winthrop, Stimson, Putnam & Roberts, One Battery Park Plaza, New York, New York 10004-1490 (or such other place or places of payment as may be agreed upon between the Company and the Representative), at 10:00 A.M., New York time, on the date which is [three] business days after the date on which the Proposal is accepted by the Company, or at such other time and by such alternative method as shall be agreed upon by the Company and the Representative, upon delivery of the Debentures to the Representative for the account of the Purchasers at the offices of Winthrop, Stimson, Putnam & Roberts, One Battery Park Plaza, New York, New York 10004-1490 (or such other place or places of delivery as shall be agreed upon between the Company and the Representative). The consummation and the time and date of such payment and delivery, which may be postponed as provided in paragraph (c) below, are herein referred to, respectively, as the "Closing" and the "Closing Date."

                    (b)  The Debentures will be delivered to the
          Representative for the respective accounts of the Purchasers in [fully registered form in the denomination of $______ and an integral multiple thereof or book-entry-only form] and registered in such names as the Representatives may reasonably request in writing not later than 12:00 Noon, New York time, on the second business day prior to the Closing Date, or, in the case of fully registered Debentures, to the extent not so requested, registered in the names of the respective Purchasers in such denominations as the Company may determine. The Company agrees to make such certificates available to the Representative not later than 12:00 Noon, New York time, on the business day next preceding the Closing Date at the offices of Winthrop, Stimson, Putnam & Roberts, One Battery Park Plaza, New York, New York 10004-1490 (or such other place or places as shall be agreed upon between the Company and the Representative).

                    (c) If any one or more of the Purchasers shall fail or refuse to purchase and pay for the principal of Debentures set forth opposite its or their names in the Proposal in accordance with the terms hereof ("Defaulted Debentures"), the Company shall immediately notify the Representative orally, and the Representa-tive shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Purchasers, or any other purchasers (which other purchasers shall be deemed to make the representations contained in Section 3 of the Terms and Conditions) to purchase all, but not less than all, of the Defaulted Debentures in such amounts as may be agreed upon and upon the terms herein set forth. If, however, during such 24 hours the Representative shall not have completed such arrangements for the purchase of all of the Defaulted Debentures, then the Company shall have the right within a further period of 24 hours:








                         (i) to require each non-defaulting Purchaser to
                    purchase the Defaulted Debentures of the defaulting Purchaser up to a principal amount thereof equal to 10% of the principal amount of Debentures which such non-defaulting Purchaser has otherwise agreed to purchase hereunder; and

                         (ii) to procure one or more other members of the
                    National Association of Securities Dealers, Inc., satisfactory to the Representative, to purchase, upon the terms herein set forth, the aggregate principal amount of Defaulted Debentures which the non-defaulting Purchasers shall not be obligated to purchase pursuant to the foregoing clause (i).

                    In the event of a default by any Purchaser or Purchasers as set forth in this Section, either the Representative or the Company shall have the right to postpone the Closing Date for a period not exceeding seven days in order that any required changes in the Registration Statement or Prospectus or in any other documents or arrangements may be effected.

                    SECTION 5. Conditions of Purchasers' Obligations. The obligations of the several Purchasers to purchase and pay for the Debentures are subject to the following conditions:

                    (a) Any Prospectus or Prospectus Supplement required to be filed pursuant to Rule 424(b) under the 1933 Act to reflect the terms of the Proposal shall have been timely filed in accordance with the 1933 Act.

                    (b) On the Closing Date there shall be in full force and effect orders of the SEC under the 1933 Act and the Public Utility Holding Company Act of 1935, as amended ("1935 Act"), permitting the issuance and sale of the Debentures in accordance with the terms thereof, each containing no provision unacceptable to the Representative (it being understood that any such order in effect as of the date of this Agreement does not contain any such unacceptable provision and that no subsequent order shall be deemed to contain any such unacceptable provision, unless the Representative within 24 hours after receiving a copy thereof from the Company shall have given notice to the Company to the effect that such order contains an unacceptable provision or unacceptable provisions).

                    (c)  On the Closing Date

                         (i)       no stop order suspending the
                    effectiveness of the Registration Statement shall be in effect, and no proceedings for that purpose shall be pending before, or to the knowledge of the Company threatened by, the SEC;








                         (ii) since the respective most recent dates as of which information is given in the Registration Statement and Prospectus and up to the Closing Date, there shall have been no material adverse change in the business, properties or financial condition of the Company, except as reflected in or contemplated by the Registration Statement and the Prospectus, and since such dates and up to the Closing Date there shall have been no material transaction entered into by the Company other than transactions disclosed in or contemplated by the Registration Statement and the Prospectus and transactions in the ordinary course of business;

                         (iii) the Company shall have performed all agreements contained herein to be performed by it at or prior to such date; and

                         (iv) the representations and warranties of the Company herein contained shall be true and correct; and the Representative shall have received, prior to payment for the Debentures, a certificate, dated the Closing Date and signed by the President or any Vice President of the Company, to such effect.

                    (d) On the Closing Date, the Representative shall be furnished with opinions of Berlack, Israels & Liberman LLP and Ballard Spahr Andrews & Ingersoll (together, herein sometimes referred to as "counsel for the Company"), dated the Closing Date and with copies thereof for each of the other Purchasers, to the effect that:

                         (i)       the Company is a corporation duly
                    incorporated and validly existing under the laws of the Commonwealth of Pennsylvania and has corporate authority to carry on its business as described in the Prospectus, to own and operate the properties used and useful in said business and to issue the Debentures;

                         (ii) the Indenture has been duly authorized, executed and delivered by the Company and is a valid instrument legally binding upon the Company (except as limited by bankruptcy, insolvency, fraudulent conveyance or other similar laws [, including, without limitation, the Atomic Energy Act of 1954 and the regulations thereunder,] affecting creditors' rights generally);

                         (iii)     when the Debentures have been duly
                    executed by the Company, authenticated by the Trustee and delivered by the Company, and payment therefor has been received by the Company pursuant to this Agreement, they will be valid and binding obligations of the Company in accordance with their terms, subject to the limitations set forth in item (ii);






                         (iv)      the Debentures conform as to legal
                    matters to the statements concerning them in the Prospectus, and the summary therein of certain provisions of the Indenture constitutes a correct summary thereof for use in the Prospectus;

                         (v) all approvals, consents, and orders of the SEC legally required for the execution and delivery of the Indenture and the issuance and sale of the Debentures have been obtained, and no approval or consent of any other commission or other governmental authority is legally required for such execution, delivery, issuance and sale (except that the sale of the Debentures in certain jurisdictions may be subject to the provisions of the securities laws of such jurisdictions) and the issuance and sale of the Debentures are in accordance with the approvals and consents obtained;

                         (vi) this Agreement has been duly authorized, executed and delivered by the Company;

                         (vii) at the time the Registration Statement became effective, and as of the date hereof, the Registration Statement and Prospectus (except the financial statements and other financial information included or incorporated by reference therein, as to which counsel need express no opinion) complied as to form in all material respects with the requirements of the 1933 Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the SEC regarding registration statements on Form S-3 and related prospectuses; and

                         (viii) with respect to matters required to be included in the Registration Statement, the statements made in the Registration Statement under the heading "Description of the Debentures" fairly present the information called for insofar as such statements constitute summaries of certain documents referred to therein.

                    In addition, such counsel shall state that to the best of such counsel's knowledge, without independent check or verification except as indicated, nothing has come to the attention of such counsel that would lead them to believe that the Registration Statement at the time it became effective, or if an annual report on Form 10-K has been filed by the Company with the SEC subsequent to the effectiveness of the Registration Statement, then at the time of the most recent such filing (in each case other than with respect to the financial statements and other financial information included or incorporated by reference therein), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that






          the Prospectus, at the time it was electronically transmitted to the SEC or at the Closing Date (other than with respect to the financial statements and other information included or incorporated by reference therein), contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                    In giving such opinion, Berlack, Israels & Liberman LLP may rely upon the opinion of Ballard Spahr Andrews & Ingersoll, Philadelphia, Pennsylvania as to all matters of Pennsylvania law and legal conclusions based thereon.

                    (e) On the Closing Date, the Representative shall be furnished with an opinion of Winthrop, Stimson, Putnam & Roberts (herein sometimes referred to as "counsel for the Purchasers"), dated the Closing Date, and with copies thereof for each of the other Purchasers, stating in substance the matters set forth in subparagraphs (ii), (iii), (iv), (v), (vi), (vii) and the penultimate paragraph of paragraph (d) of this Section 5; and stating that the opinion given pursuant to paragraph (d) of this
          Section 5 is satisfactory in form to them. In giving such opinion, counsel for the Purchasers may rely as to all matters of Pennsylvania law and legal conclusions based thereon upon the opinion of Ballard Spahr Andrews & Ingersoll called for by paragraph (d) of this Section 5.

                    (f) On the Closing Date, the Representative shall be furnished with a letter from Coopers & Lybrand L.L.P., dated such date and addressed to the Board of Directors of the Company and the Representative, with copies thereof for each of the Purchasers, to the effect that: (i) they are independent certified public accountants with respect to the Company within the meaning of the 1933 Act and the applicable published rules and regulations thereunder; (ii) in their opinion, the financial statements and supplemental schedules audited by them and incorporated by reference in the Prospectus and included or incorporated by reference in the Company's most recent Annual Report on Form 10-K filed with the SEC under Section 13 of the 1934 Act ("Form 10-K") comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the published rules and regulations thereunder ("1934 Act Regulations"); (iii) on the basis of (1) procedures performed as specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 71, Interim Financial Information, on the unaudited balance sheets and related unaudited condensed statements of income, retained earnings and cash flows of the Company incorporated by reference in the Registration Statement and included in the Company's quarterly reports on Form 10-Q (collectively, "Form 10-Qs"), (2) a reading of the latest unaudited operating revenues and net income included or incorporated by reference in the Prospectus, (3) a reading of the latest available unaudited financial statements of the Company,






          (4) a reading of the minutes of the meetings of the Board of Directors of the Company as set forth in the minute books since December 31, 199_, and (5) inquiries of certain officials of the Company who have responsibility for financial and accounting matters (it being understood that the foregoing procedures do not constitute an audit made in accordance with generally accepted auditing standards and would not necessarily reveal matters of significance with respect to the comments made in such letter and, accordingly that Coopers & Lybrand L.L.P. makes no representations as to the sufficiency of such procedures for the several Purchasers' purposes), nothing has come to their attention which caused them to believe that (A) the unaudited financial statements included in the Form 10-Qs do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the 1934 Act Regulations or that any material modifications should be made to said unaudited financial statements for them to be in conformity with generally accepted accounting principals, (B) any material modifications should be made to the unaudited amounts of operating revenues and net income for the most recent 12-month period included or incorporated by reference in the Registration Statement for them to be in conformity with generally accepted accounting principals or (C) on the date of the latest available financial statements and on a specified date not more than five days prior to the Closing Date there was any change in the common stock, cumulative preferred stock without mandatory redemption, cumulative preferred stock with mandatory redemption, subsidiary-obligated mandatorily redeemable preferred securities or long-term debt (except for such stock and long-term debt acquired for sinking fund purposes or redeemed pursuant to sinking fund provisions, or changes in obligations under capital leases incurred in the ordinary course of the Company's business and the amortization of discounts and premiums) of the Company, or any decrease in its net assets (except as occasioned by the declaration of dividends), in each case as compared with the amounts shown in the most recent balance sheet included in the most recent Form 10-K or Form 10-Q, except in all instances for changes or decreases which the Registration Statement discloses have occurred or may occur, and (iv) they have proved the arithmetic accuracy of or performed certain other procedures on the Consolidated Ratio of Earnings to Combined Fixed Charges and Preferred Dividends of Subsidiaries contained in the Registration Statement under the heading "Consolidated Ratio of Earnings to Combined Fixed Changes and Preferred Dividends of Subsidiaries" and such other financial information contained or incorporated by reference in the Registration Statement as reasonably requested by the Representative; provided, that said letter may vary from the requirements specified above in such manner as the Representative may deem not to be material or may be acceptable to the Representative with the consent of Purchasers who, together with the Representative, have agreed to purchase in the aggregate 50% or more of the Debentures.









                    SECTION 6. Conditions of Company's Obligations. The obligations of the Company to issue and sell the Debentures are subject to the following conditions:

                    (a) Any prospectus or prospectus supplement pursuant to Rule 424(b) under the 1933 Act shall have been filed not later than the time specified in or agreed to under paragraph (a) of
          Section 5 hereof.

                    (b) On the Closing Date no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for that purpose shall be pending before or, to the knowledge of the Company, threatened by the SEC.

                    (c) On the Closing Date there shall be in full force and effect orders of the SEC under the 1933 Act and the 1935 Act permitting the issuance and sale of the Debentures in accordance with the terms thereof, each containing no provision unacceptable to the Company (it being understood that any such order in effect as of the date of this Agreement does not contain any such unacceptable provision and that no subsequent order shall be deemed to contain any such unacceptable provision, unless the Company, within 24 hours after receiving a copy thereof, shall give notice to the Representative to the effect that such order contains an unacceptable provision or unacceptable provisions).

                    (d) On the Closing Date the Company shall concurrently sell and receive payment for all of the Debentures.

                    SECTION 7. Covenants of the Company. In further consideration of the agreements of the Purchasers herein contained, the Company agrees that:

                    (a) The Company will file with the SEC a prospectus or prospectus supplement pursuant to Rule 424(b) under the 1933 Act, with such changes therein as may be approved by counsel for the Purchasers, as soon as practicable after the acceptance of the Proposal.

                    (b) As soon as the Company is advised thereof, it will notify the Representative orally (i) when any amendment or supplement to the Registration Statement has been filed, and (ii) when any stop order has been issued under the 1933 Act with respect to the Registration Statement or any proceedings therefor have been instituted or to the knowledge of the Company are threatened; and it will use its best efforts to prevent the issuance of any such stop order and secure the prompt removal thereof, if issued. The Company will not, after the acceptance of the Proposal and prior to termination of the offering of the Debentures, file any amendment of or any further supplement to the Registration Statement or the Prospectus unless such amendment or supplement is reasonably satisfactory to counsel for the Purchasers.








                    (c) The Company will, on or prior to the Closing Date, deliver to the Representative and also, on request, to counsel for the Purchasers:

                         (i)  a copy of the Registration Statement as
                    originally filed and of each amendment thereto, each signed by or on behalf of the proper officers of the Company and a majority of its Board of Directors, including a signed copy of each consent, opinion and certificate included therein or filed as an exhibit thereto, and also including the exhibits to, and the documents incorporated by reference in, such Registration Statement and amendments thereto (other than such exhibits as are incorporated in the Registration Statement by reference, unless specifically requested); and

                         (ii) such other documents (including copies of the
                    Registration Statement and of any amendments thereto, in each case including documents incorporated therein by reference but excluding exhibits) appropriately signed or certified if so requested, relating to the issuance and validity of the Debentures as the Representative or counsel for the Purchasers may reasonably request.

                    (d) Promptly after the date of any prospectus supplement or prospectus electronically transmitted or mailed for filing to the SEC to reflect the terms of the Proposal, the Company will furnish to the Purchasers, in accordance with the Representative's instructions, without charge, as many copies of the Prospectus (without the documents incorporated therein by reference) as the Representative may reasonably request for the purposes contemplated by the 1933 Act, and will deliver to the Representative as soon as practicable after the effective date of the Registration Statement sufficient conformed copies of the Registration Statement and of all amendments thereto (in each case including documents incorporated therein by reference but excluding exhibits) for distribution of one to each Purchaser.
          If any event relating to or affecting the Company, or of which the Company shall be advised by the Representative, shall occur, which in the opinion of the Company or of counsel for the Purchasers should be set forth in a supplement to or an amendment of the Prospectus in order to make the Prospectus not misleading in the light of the circumstances when it is delivered to a Purchaser, the Company will, upon the occurrence of each such event, forthwith at its expense, (i) prepare and furnish to the Representative a reasonable number of copies of a supplement or amendment to the Prospectus, reasonably satisfactory to counsel for the Purchasers, or (ii) file with the SEC documents to be incorporated by reference in the Prospectus, reasonably satisfactory to counsel for the Purchasers in either case so that statements in the Prospectus as so supplemented, amended or modified will not contain as of the date of such supplement, amendment or modification, any untrue statement of a material






          fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered, not misleading.

                    (e) After the acceptance of the Proposal, and prior to the termination of the offering of the Debentures, the Company will file promptly all documents required to be filed with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act, which documents shall be reasonably satisfactory to counsel for the Purchasers.

                    (f) The Company will make generally available to its security holders, as soon as practicable, an earning statement of the Company (covering a period and otherwise in form consistent with the provisions of Section 11(a) and Rule 158 promulgated under the 1933 Act which earning statement need not be certified by independent public accountants unless required by the 1933
          Act), which earning statement shall be in the same detail as the Statement of Income incorporated by reference in the Registration Statement.

                    (g) The Company will use its best efforts to comply with the conditions precedent to the obligations of the Purchasers, specified in Section 5 hereof, or to cause such conditions to be complied with.

                    (h) The Company will pay all expenses in connection with the preparation of the Registration Statement and Prospectus, the issuance and delivery of the Debentures, and the printing and delivery of copies of the Registration Statement, the Prospectus, the Terms and Conditions and the various documents therein referred to; and will pay all taxes, if any, on the issuance of the Debentures, but will not pay any transfer taxes. The Company will not, however, be required to pay any amount for any expenses of the Representative or of any of the Purchasers or compensation and disbursements of their counsel, except as provided in Section 9(c) hereof, and, except as provided in said Section 9(c), the Purchasers agree to pay such expenses, compensation and disbursements. The Company shall not, in any event, be liable to the several Purchasers for damages on account of loss of anticipated profits.

                    (i) The Company will use its best efforts to qualify at its expense the Debentures for offer and sale, under the securities laws in such states as the Representative may designate, and will pay all fees and expenses including fees and disbursements of counsel not to exceed $_____ incurred in connection with the preparation of surveys relating thereto and to the legality for investment, if any, provided that the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any state.

                    SECTION 8.     Representations and Warranties of the
          Company; Indemnification.  (a)     The Company represents and
          warrants to each Purchaser that






                         (i)       when any prospectus or prospectus
                    supplement reflecting the acceptance of the Proposal is filed with, or electronically transmitted for filing to, the SEC, and at the Closing Date, (A) the Registration Statement will comply in all material respects with the provisions of the 1933 Act and the rules and regulations of the SEC thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) the Prospectus will comply in all material respects with the provisions of the 1933 Act and the rules and regulations of the SEC thereunder and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; except that the representations and warranties contained in this subsection (i) shall not apply to statements in or omissions from the Registration Statement and Prospectus made in reliance upon and in conformity with information furnished herein or in writing to the Company by any Purchaser or by the Representative on behalf of any Purchaser expressly for use in the Registration Statement or Prospectus;

                         (ii) the documents incorporated by reference in the Prospectus pursuant to Item 12 of Form S-3 under the 1933 Act, at the time they were filed with the SEC, complied in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations, and, when read together with the other information in the Prospectus, and, when any prospectus or prospectus supplement reflecting the acceptance of the Proposal is filed with, or electronically transmitted for filing to, the SEC, and at the Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, and any documents deemed to be incorporated by reference in the Prospectus will, when they are filed with the SEC, comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading;

                         (iii) Coopers & Lybrand L.L.P. are independent certified public accountants with respect to the







                    Company within the meaning of the 1933 Act and the rules and regulations of the SEC thereunder;

                         (iv) the performance by the Company of the terms of this Agreement will not result in a breach by the Company of any terms of, or constitute a default under, any other material agreement or undertaking of the Company; and

                         (v) except as reflected in, or contemplated by, the Registration Statement and Prospectus, since the respective most recent dates as of which information is given in the Registration Statement and Prospectus, there has not been any material adverse change in the business, properties or financial condition of the Company, and since such dates there has not been any material transaction entered into by the Company other than transactions disclosed in or contemplated by the Registration Statement and Prospectus and transactions in the ordinary course of business, and the Company has no material contingent obligation which is not disclosed in the Registration Statement and Prospectus.

                    (b) The Company agrees to indemnify and hold harmless each Purchaser and each person, if any, who controls any Purchaser within the meaning of Section 15 of the 1933 Act, as follows:

                         (i) against any and all loss, liability, claim, damage and expense whatsoever arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with written information furnished to the Company by any Purchaser or by the Representative on behalf of any Purchaser expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto);

                         (ii) against any and all loss, liability, claim, damage and expense whatsoever to the extent of






                    the aggregate amount paid in settlement of any litigation, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission or any alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

                         (iii) against any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above.

                    This indemnity agreement is subject to the condition that insofar as it relates to any untrue statement or omission, or any alleged untrue statement or omission, made in any preliminary prospectus or the Prospectus but eliminated or remedied in a supplement or amendment thereto, such indemnity agreement shall not inure to the benefit of any Purchaser (or of any person controlling such Purchaser) from and after the time such supplement or amendment shall have been furnished unless the Prospectus is used as so supplemented or amended, provided that such use shall not require delivery of documents incorporated by reference. In no case shall the Company be liable under this indemnity agreement with respect to any claim made against any Purchaser or any such controlling person unless the Company shall be notified in writing of the nature of the claim promptly after the assertion thereof, but failure so to notify the Company shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. The Company shall be entitled to participate at its own expense in the defense, or, if it so elects within a reasonable time after receipt of such notice, to assume the defense of any suit brought to enforce any such claim, but if it so elects to assume the defense, such defense shall be conducted by counsel chosen by it and approved by the Purchaser or Purchasers or controlling person or persons, defendant or defendants in any suit so brought, which approval shall not be unreasonably withheld. In the event that the Company elects to assume the defense of any such suit and retains such counsel, the Purchaser or Purchasers or controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel thereafter retained by them. In the event that the parties to any such action (including impleaded parties) include both the Company and one or more Purchasers and any such Purchaser shall have been advised by counsel chosen by it and satisfactory to the Company that there may be one or more legal defenses available to it which are different from or additional to those available to the Company, the Company shall not have the right to assume the defense of such action on behalf of such Purchaser and will reimburse such Purchaser and any person controlling such Purchaser as aforesaid for the reasonable fees and expenses of any counsel retained by them, it being understood that the Company shall not, in






          connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all such Purchasers and controlling persons, which firm will be designated in writing by the Representative. The Company agrees to notify the Representative promptly after the assertion of any claim against it, any of its directors or any of its officers who signed the Registration Statement, or any person who controls the Company within the meaning of Section 15 of the 1933 Act, in connection with the sale of the Debentures.

                    (c) Each Purchaser severally agrees that it will indemnify and hold harmless the Company, its directors, and each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of
          Section 15 of the 1933 Act to the same extent as the indemnity contained in subsection (b) of this Section, but only with respect to statements or omissions made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Purchaser or by the Representative on behalf of such Purchaser expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto). In case any action shall be brought against the Company or any person so indemnified based on the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto) and in respect of which indemnity may be sought against any Purchaser, such Purchaser shall have the rights and duties given to the Company, and the Company and each person so indemnified shall have the rights and duties given to the Purchasers by the provisions of subsection (b) of this Section.

                    (d) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in this Section 8 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company and the Purchasers shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and one or more Purchasers in respect of such offering in such proportions that the Purchasers shall be responsible for that portion of the aggregate losses, liabilities, claims, damages and expenses represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus Supplement relating to the Debentures bears to the initial public offering price appearing thereon and the Company shall be responsible for the balance, provided, however, that no such person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who






          was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls a Purchaser within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Purchaser and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company.

                    (e) The indemnity agreements contained in this Section 8 shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Company, or any Purchaser or any controlling person, and shall survive the delivery of the Debentures to the Purchasers.

                    SECTION 9.     Termination and Survival.  (a)      This
          Agreement may be terminated by notice to the Company by the Representative with the consent of Purchasers who have agreed to purchase in the aggregate 50% or more of the aggregate principal amount of the Debentures (a) at any time prior to the expiration of 24 hours after acceptance of the Proposal (but not after the initial public offering of the Debentures), if the market value of securities in general or political, financial or economic conditions shall have so materially changed after the time for the submission of proposals for the Debentures and within the time set forth above as, in the judgment of the Representative, to render it inadvisable to proceed with the public offering of the Debentures, and (ii) at any time prior to the Closing if, subsequent to the time for the submission of proposals (A) a general banking moratorium shall have been declared by Federal authorities which in the judgment of the Representative would materially restrict a free market for the Debentures, (B) there shall have been a general suspension of trading on the New York Stock Exchange, (C) there shall have occurred any new outbreak or escalation of hostilities or other national or international calamity or crisis the effect of which on the financial markets of the United States shall be such as, in the judgment of the Representative, to make it impracticable for the Purchasers to enforce contracts for the sale of the Debentures, or (D) the Company and its subsidiaries, considered as one enterprise, shall have sustained a loss by fire, flood, accident or other calamity which is substantial with respect to the property of the Company and its subsidiaries, considered as one enterprise, and which in the judgment of the Representative renders it inadvisable to consummate the sale of the Debentures and the delivery of the Debentures by the several Purchasers at the initial public offering price, whether or not such loss shall have been insured. The time of the initial public offering for the purposes of this
          Section 9 shall mean the time at which the Debentures are first generally offered by the Representative on behalf of the Purchasers to dealers by letter, facsimile transmission or telegram.

                    (b)  This Agreement shall terminate:







                         (i) if, under the conditions, within the time and otherwise as provided in Section 4(c) hereof, neither the Representative nor the Company shall procure another party or parties to purchase Defaulted Debentures;

                         (ii)      if any of the conditions specified in
                    Section 5 hereof shall not have been fulfilled and the Representative shall give notice to the Company that this Agreement is terminated by reason thereof; or

                         (iii)     if any of the conditions specified in
                    Section 6 hereof shall not have been fulfilled and the Company shall give notice to the Representative that this Agreement is terminated by reason thereof.

                    (c) Subject to the provisions of paragraph (d) below, in the event that this Agreement shall terminate as provided in paragraph (a) or (b) above, no Purchaser (other than a Purchaser who shall have failed or refused to purchase the Debentures which it has agreed to purchase hereunder without some reason sufficient to justify its termination of its obligations hereunder) shall be under any liability to the Company, and the Company shall not be under any liability to any Purchaser, except that the Company shall, unless such termination shall be under the provisions of paragraph (a) or (b)(i) above, pay the Representative, for the account of the Purchasers severally, the amount of their out-of-pocket expenses (but not exceeding $15,000 in the aggregate in addition to the fee and disbursements of counsel for the Purchasers, a statement of the amount of such fee and estimate of such disbursements having been furnished to the Company) reasonably incurred by the Purchasers hereunder, except for those Purchasers who have failed or refused (without some reason sufficient to justify the termination of their obligations hereunder) to purchase and pay for the Debentures which such Purchasers have agreed to purchase hereunder. The Company will not in any event be liable to any of the several Purchasers for damages on account of loss of anticipated profits.

                    (d) The agreements and representations and warranties set forth in Sections 1, 7(h), 7(i) and 8 hereof shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Purchaser or controlling person or by or on behalf of the Company, and regardless of acceptance of any payment for the Debentures hereunder, and the agreements and representations and warranties set forth in Sections 1, 7(h), 7(i) and 8 hereof shall remain operative and in full force and effect, regardless of termination hereof as above provided or otherwise.

                    SECTION 10. Notices. All notices and other communications hereunder shall be in writing or by telegram or facsimile transmission (confirmed in writing) (or where oral notice is specified, shall be promptly confirmed in writing or by telegram or facsimile transmission (confirmed in writing)) and if






          to the Company, shall be mailed or delivered to General Public Utilities Corporation, 100 Interpace Parkway, Parsippany, New Jersey 07054, Attention: T. G. Howson, Vice President and Treasurer or if to the Purchaser or the Representative shall be mailed or delivered to such person at the address set forth for the Representative in the Proposal.

                    SECTION 11. Validity and Interpretation. The validity, construction and interpretation of this Agreement shall be governed by the laws of the State of New York. In the event that the Proposal was made by a single person, firm or corporation, as used herein the term "Purchaser" shall mean such single person, firm or corporation, the term "Representative" shall mean such Purchaser, the term "Purchasers" shall be read in the singular to mean such Purchaser, and the provisions of this Agreement shall be deemed appropriately modified to reflect that it is an Agreement between the Company and a single Purchaser.

                    SECTION 12. Succession. This Agreement shall inure to the benefit of the Company, of the several Purchasers and, with respect to paragraphs (b), (c), (d) and (e) of Section 8 hereof, of each controlling person, officer and director referred to in said paragraphs, and their respective successors, assigns, executors and administrators. Nothing in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect to this Agreement or any provision herein contained. The terms "successors" and "assigns" as used in this Agreement shall not include any purchaser, as such purchaser, of any of the Debentures from any of the several Purchasers.































          Difference                            Description

          1.   The statements on page 2 of      A statement that the
               each Prospectus will be in       registration statement
               the left-hand margin on the      has been filed and has
               cover pages printed              not become effective.
               vertically.

          2.   The page numbers in the          The printed and distri-
               electronic document do           buted document will have
               not correspond to the pages      fewer pages than the filed
               in the printed document.         document because there is
                                                more material on each page
                                                of the printed document
                                                and Part II is not part of
                                                the printed document.







































